Exhibit 21.1

SUBSIDIARIES OF CAZOO GROUP LTD

Legal Name	Country of incorporation
Cazoo Holdings Limited	United Kingdom
Cazoo Limited	United Kingdom
Cazoo Properties Limited	United Kingdom
Imperial Car Supermarkets Limited	United Kingdom
Imperial Cars of Swanwick Limited	United Kingdom
Carsaz Limited	United Kingdom
Cazoo Subscription Services Limited (previously Drover Limited)	United Kingdom
Fantastic Cars Limited	United Kingdom
CDS Unipessoal, Lda (previously Drover Technologies Lda)	Portugal
CSS Mobility France SaS (previously Drover France SaS)	France
Cazoo Trading France SaS	France
Cazoo Properties France SaS	France
Cazoo Wholesale Services Limited (previously Smart Fleet Solutions Limited)	United Kingdom
Cluno GmbH	Germany
Cluno Fintech 1 GmbH	Germany
Cluno Fintech 2 GmbH	Germany
Cazoo Trading Germany GmbH	Germany
Cazoo Properties Germany GmbH	Germany
CSS Mobility Germany GmbH & Co. KG	Germany
Cazoo Data Services Limited (previously UK Vehicle Limited)	United Kingdom
Project Chicago Newco Limited	United Kingdom
Arctos Holdings Limited	United Kingdom
Moorgate House (Newco) Limited	United Kingdom
GBJ Developments Limited	United Kingdom
CD Auction Group Limited	United Kingdom
Cazoo Support Services Limited (previously Hudson Kapel Limited)	United Kingdom
Ensco 1109 Limited	United Kingdom
SMH Fleet Solutions Limited	United Kingdom
Swipcar 2017, S.L.	Spain
Swipcar 2017 SL	France
Cazoo Trading Italy SARL	Italy
Cazoo Trading Spain, S.L	Spain
Cazoo Properties Spain, S.L	Spain
Vans 365 Limited	United Kingdom